Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Strong Fourth Quarter and Full Year 2010 Results

•	Fourth quarter revenue was $482 million, up 11 percent from the fourth quarter of 2009.

•	Fourth quarter diluted EPS from continuing operations attributable to Equifax was $0.50, up 16 percent from the fourth quarter of 2009.

•	Fourth quarter adjusted EPS from continuing operations attributable to Equifax was $0.62, up 10 percent from the fourth quarter of 2009.

•	Full year 2010 revenue was $1.86 billion, up 8 percent from full year 2009 revenue.

•
Full year 2010 diluted EPS from continuing operations attributable to Equifax was $1.86, up 9 percent from full year 2009 and full year 2010 adjusted EPS from continuing operations attributable to Equifax was $2.31, up 6 percent from full year 2009.

ATLANTA, February 9, 2011 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended December 31, 2010.  The company reported revenue from continuing operations of $482 million in the fourth quarter of 2010, an 11 percent increase from the fourth quarter of 2009.  Fourth quarter 2010 net income from continuing operations attributable to Equifax was $62.2 million, a 13 percent increase from the prior year.  On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax, excluding the impact of acquisition-related amortization expense, was $0.62.

For the full year 2010, revenue from continuing operations was $1.86 billion, an 8 percent increase from 2009.  Full year 2010 net income from continuing operations attributable to Equifax was $235.2 million compared to $217.8 million in 2009, up 8 percent.  Diluted EPS from continuing operations was $1.86 compared to $1.70 for the full year 2009.  On a non-GAAP basis, full year adjusted EPS from continuing operations, which excludes the impact of acquisition-related amortization expense, restructuring charges (both net of tax) and an income tax benefit, was $2.31, up 6 percent from the prior year period.

“Our solid performance in the fourth quarter completes a year where this management team executed very well and made significant investments in our strategic initiatives, including New Product Innovation, merger and acquisition activity, and Decision 360 ®. Constant dollar organic growth for the quarter was 9 percent, the strongest growth we have experienced in several years,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer. “As a result, our strong performance and the opportunities that we are pursuing gave the Board the confidence to increase our quarterly dividend from 4 cents per share to 16 cents per share. We enter 2011 a much stronger and better positioned company to take on challenges as well as capitalize on market opportunities.”

Fourth Quarter 2010 Report

•
In addition to the financial highlights noted above, operating margin from continuing operations was 22.8 percent for the fourth quarter of 2010.  On a non-GAAP basis, excluding the impact of a 2009 restructuring charge, operating margin in 2009 was also 22.8 percent.

•
On October 1, 2010, we acquired Anakam, Inc., a provider of large-scale, software-based, multi-factor authentication solutions for approximately $64 million.  The results of this acquisition are included in our U.S. Consumer Information Solutions segment.

•	The Board of Directors declared a quarterly dividend of $0.16 per share, a 300 percent increase from previous quarterly dividends of $0.04 per share.

•
We repurchased 1.5 million of our common shares on the open market for $51 million during the fourth quarter of 2010.  At December 31, 2010, our remaining authorization for future share repurchases was $104.5 million.

U.S. Consumer Information Solutions (USCIS)
Total revenue was $191.2 million in the fourth quarter of 2010 compared to $170.1 million in the fourth quarter of 2009, an increase of 12 percent.

•	Online Consumer Information Solutions revenue was $116.8 million, up 1 percent from a year ago.
•	Mortgage Solutions revenue was $29.3 million, up 27 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $45.1 million, up 46 percent when compared to a year ago.

Operating margin for USCIS was 36.3 percent in the fourth quarter of 2010 compared to 33.8 percent in the fourth quarter of 2009.

International
Total revenue was $125.9 million in the fourth quarter of 2010, a 7 percent increase over the fourth quarter of 2009.  In local currency, revenue was up 6 percent compared to the fourth quarter of 2009.

•	Latin America revenue was $60.4 million, up 7 percent in local currency and 10 percent in U.S. dollars from a year ago.
•	Europe revenue was $36.2 million, up 6 percent in local currency and 1 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $29.3 million, up 5 percent in local currency and 10 percent in U.S. dollars from a year ago.

Operating margin for International was 23.6 percent in the fourth quarter of 2010 compared to 27.5 percent in the fourth quarter of 2009.

TALX
Total revenue was $102.2 million in the fourth quarter of 2010, a 14 percent increase over the fourth quarter of 2009.

•	The Work Number revenue was $54.2 million, up 30 percent from a year ago.
•	Tax and Talent Management Services revenue was $48 million, consistent with a year ago.

Operating margin for TALX was 24.4 percent in the fourth quarter of 2010 compared to 21.1 percent in the fourth quarter of 2009.

North America Personal Solutions
Revenue was $37.8 million, a 5 percent increase from the fourth quarter of 2009. Operating margin was 30.9 percent, up from 28.1 percent in the fourth quarter of 2009.

North America Commercial Solutions
Revenue was $24.9 million, up 11 percent in local currency and up 12 percent in U.S. dollars compared to the fourth quarter of 2009.  Operating margin was 32.3 percent, compared to 34 percent in the fourth quarter of 2009.

Full Year 2010 Report

•	Revenue from continuing operations was $1.86 billion, up 8 percent from $1.72 billion in 2009.

•	Total revenue from continuing operations for USCIS was $743.0 million in 2010, a 4 percent increase from 2009.

•	Total revenue for International was $482.8 million in 2010, a 10 percent increase from 2009. In local currency, revenue was up 5 percent when compared to the same period in the prior year.

•	Total revenue for TALX was $395.6 million in 2010, a 14 percent increase over 2009.

•	Total revenue for North America Personal Solutions was $157.6 million in 2009, a 6 percent increase from 2009.

•	Total revenue for North America Commercial Solutions was $80.5 million in 2010, a 15 percent increase from 2009. In local currency, revenue was up 12 percent when compared to 2009.

•
During 2010, we sold our APPRO loan origination software business (“APPRO”), for approximately $72 million, and we also sold substantially all the assets of our Direct Marketing Services division (“DMS”) for approximately $117 million.  Both of these businesses are reported as discontinued operations and were previously included in the results of our U.S. Consumer Information Solutions segment.

•
Operating margin from continuing operations was 23.1 percent for the full year 2010.  On a non-GAAP basis, excluding the impact of a 2009 restructuring charge, operating margin in 2009 was 23.7 percent.

•	Total debt was $1.0 billion at December 31, 2010, a decrease of $174.5 million from December 31, 2009.

First Quarter 2011 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates, consolidated revenue from continuing operations for the first quarter of 2011 is expected to be up 6 to 8 percent from the year-ago quarter.  First quarter 2011 adjusted EPS from continuing operations attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.56 and $0.59, up 6 to 11 percent from 2010.

About Equifax (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

With a strong heritage of innovation and leadership, Equifax continuously delivers innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more.  We empower individual consumers to manage their personal credit information, protect their identity, and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. operates in the U.S. and 15 other countries. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, February 10, 2010, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating income and margin excluding restructuring charges and diluted EPS from continuing operations attributable to Equifax which excludes acquisition-related amortization expense, restructuring charges in the prior year, all net of tax, and an income tax benefit in the prior year.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating income, operating margin or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to develop new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in laws and regulations governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, federal or state responses to identity theft concerns; and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2009 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
	2010	2009
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$482.0	$435.4

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	193.3	183.8
Selling, general and administrative expenses	137.0	130.2
Depreciation and amortization	42.0	38.5
Total operating expenses	372.3	352.5
Operating income	109.7	82.9
Interest expense	(13.8)	(14.1)
Other income, net	0.3	0.4
Consolidated income from continuing operations before income taxes	96.2	69.2
Provision for income taxes	(32.2)	(12.6)
Consolidated income from continuing operations	64.0	56.6
Discontinued operations, net of tax	-	5.3
Consolidated net income	64.0	61.9
Less: Net income attributable to noncontrolling interests	(1.8)	(1.7)
Net income attributable to Equifax	$62.2	$60.2
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$62.2	$54.9
Discontinued operations, net of tax	-	5.3
Net income	$62.2	$60.2
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.51	$0.44
Discontinued operations attributable to Equifax	-	0.04
Net income attributable to Equifax	$0.51	$0.48
Weighted-average shares used in computing basic earnings per share	123.1	126.4
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.50	$0.43
Discontinued operations attributable to Equifax	-	0.04
Net income attributable to Equifax	$0.50	$0.47
Weighted-average shares used in computing diluted earnings per share	124.9	127.5
Dividends per common share	$0.16	$0.04

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
	2010	2009
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,859.5	$1,716.0

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	759.9	718.8
Selling, general and administrative expenses	507.4	470.2
Depreciation and amortization	162.2	145.2
Total operating expenses	1,429.5	1,334.2
Operating income	430.0	381.8
Interest expense	(56.1)	(57.0)
Other income, net	1.3	6.2
Consolidated income from continuing operations before income taxes	375.2	331.0
Provision for income taxes	(131.9)	(106.6)
Consolidated income from continuing operations	243.3	224.4
Discontinued operations, net of tax	31.5	16.1
Consolidated net income	274.8	240.5
Less: Net income attributable to noncontrolling interests	(8.1)	(6.6)
Net income attributable to Equifax	$266.7	$233.9
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$235.2	$217.8
Discontinued operations, net of tax	31.5	16.1
Net income	$266.7	$233.9
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$1.89	$1.72
Discontinued operations attributable to Equifax	0.25	0.13
Net income attributable to Equifax	$2.14	$1.85
Weighted-average shares used in computing basic earnings per share	124.8	126.3
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$1.86	$1.70
Discontinued operations attributable to Equifax	0.25	0.13
Net income attributable to Equifax	$2.11	$1.83
Weighted-average shares used in computing diluted earnings per share	126.5	127.9
Dividends per common share	$0.28	$0.16

EQUIFAX
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119.4	$103.1
Trade accounts receivable, net of allowance for doubtful accounts of $7.5 and $15.1 at December 31, 2010 and 2009, respectively	262.6	258.7
Prepaid expenses	26.1	27.6
Other current assets	21.1	27.4
Total current assets	429.2	416.8
Property and equipment:
Capitalized internal-use software and system costs	315.9	316.6
Data processing equipment and furniture	181.0	184.2
Land, buildings and improvements	169.5	164.5
Total property and equipment	666.4	665.3
Less accumulated depreciation and amortization	(368.0)	(346.0)
Total property and equipment, net	298.4	319.3
Goodwill	1,914.7	1,943.2
Indefinite-lived intangible assets	95.6	95.5
Purchased intangible assets, net	593.9	687.0
Other assets, net	101.8	88.7
Total assets	$3,433.6	$3,550.5

LIABILITIES AND EQUITY

Current liabilities:
Short-term debt and current maturities	$20.7	$183.2
Accounts payable	24.6	35.9
Accrued expenses	61.9	67.7
Accrued salaries and bonuses	71.9	58.1
Deferred revenue	58.7	69.8
Other current liabilities	81.7	77.5
Total current liabilities	319.5	492.2
Long-term debt	978.9	990.9
Deferred income tax liabilities, net	244.2	249.3
Long-term pension and other postretirement benefit liabilities	129.0	142.5
Other long-term liabilities	53.6	60.6
Total liabilities	1,725.2	1,935.5
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2010 and 2009; Outstanding shares - 122.6 and 126.2 at December 31, 2010 and 2009, respectively	236.6	236.6
Paid-in capital	1,105.8	1,102.0
Retained earnings	2,725.7	2,494.2
Accumulated other comprehensive loss	(344.5)	(318.7)
Treasury stock, at cost, 64.6 shares and 61.0 shares at December 31, 2010 and 2009, respectively	(1,991.0)	(1,871.7)
Stock held by employee benefits trusts, at cost, 2.1 shares at December 31, 2010 and 2009	(41.2)	(41.2)
Total Equifax shareholders' equity	1,691.4	1,601.2
Noncontrolling interests	17.0	13.8
Total equity	1,708.4	1,615.0
Total liabilities and equity	$3,433.6	$3,550.5

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2010	2009
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$274.8	$240.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Gain on divestitures	(27.1)	-
Depreciation and amortization	167.8	158.8
Stock-based compensation expense	21.8	19.6
Excess tax benefits from stock-based compensation plans	(3.5)	(1.3)
Deferred income taxes	0.1	14.7
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(3.6)	12.8
Prepaid expenses and other current assets	6.1	(1.4)
Other assets	(1.4)	(6.9)
Current liabilities, excluding debt	(32.4)	4.2
Other long-term liabilities, excluding debt	(50.0)	(22.6)
Cash provided by operating activities	352.6	418.4
Investing activities:
Capital expenditures	(99.8)	(70.7)
Acquisitions, net of cash acquired	(82.6)	(196.0)
Proceeds received from divestitures	181.7	-
Investment in unconsolidated affiliates, net	1.7	(3.4)
Cash provided by (used in) investing activities	1.0	(270.1)
Financing activities:
Net short-term (repayments) borrowings	(134.0)	101.8
Net repayments under long-term revolving credit facilities	(5.0)	(415.2)
Payments on long-term debt	(20.8)	(31.8)
Proceeds from issuance of long-term debt	-	274.4
Treasury stock purchases	(167.5)	(23.8)
Dividends paid to Equifax shareholders	(35.2)	(20.2)
Dividends paid to noncontrolling interests	(5.1)	(4.0)
Proceeds from exercise of stock options	29.3	10.2
Excess tax benefits from stock-based compensation plans	3.5	1.3
Other	(0.5)	(1.0)
Cash used in financing activities	(335.3)	(108.3)
Effect of foreign currency exchange rates on cash and cash equivalents	(2.0)	4.9
Increase in cash and cash equivalents	16.3	44.9
Cash and cash equivalents, beginning of period	103.1	58.2
Cash and cash equivalents, end of period	$119.4	$103.1

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue and operating income by operating segment?
Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended December 31,
					Local Currency
	2010	2009	$ Change	% Change	% Change*
Operating revenue:
Online Consumer Information Solutions	$116.8	$116.2	$0.6	1%
Mortgage Solutions	29.3	23.0	6.3	27%
Consumer Financial Marketing Services	45.1	30.9	14.2	46%
Total U.S. Consumer Information Solutions	191.2	170.1	21.1	12%
Latin America	60.4	55.1	5.3	10%	7%
Europe	36.2	35.9	0.3	1%	6%
Canada Consumer	29.3	26.7	2.6	10%	5%
Total International	125.9	117.7	8.2	7%	6%
The Work Number	54.2	41.6	12.6	30%
Tax and Talent Management Services	48.0	47.8	0.2	0%
Total TALX	102.2	89.4	12.8	14%
North America Personal Solutions	37.8	36.0	1.8	5%
North America Commercial Solutions	24.9	22.2	2.7	12%	11%
Total operating revenue	$482.0	$435.4	$46.6	11%	10%

(in millions)	Twelve Months Ended December 31,
					Local Currency
	2010	2009	$ Change	% Change	% Change*
Operating revenue:
Online Consumer Information Solutions	$485.2	$501.4	$(16.2)	-3%
Mortgage Solutions	113.5	99.5	14.0	14%
Consumer Financial Marketing Services	144.3	111.3	33.0	30%
Total U.S. Consumer Information Solutions	743.0	712.2	30.8	4%
Latin America	231.3	200.4	30.9	15%	8%
Europe	137.6	138.4	(0.8)	-1%	2%
Canada Consumer	113.9	99.8	14.1	14%	4%
Total International	482.8	438.6	44.2	10%	5%
The Work Number	209.1	158.2	50.9	32%
Tax and Talent Management Services	186.5	188.2	(1.7)	-1%
Total TALX	395.6	346.4	49.2	14%
North America Personal Solutions	157.6	149.0	8.6	6%
North America Commercial Solutions	80.5	69.8	10.7	15%	12%
Total operating revenue	$1,859.5	$1,716.0	$143.5	8%	7%

(in millions)	Three Months Ended December 31,
		Operating		Operating
	2010	Margin	2009	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$69.4	36.3%	$57.5	33.8%	$11.9	21%
International	29.7	23.6%	32.3	27.5%	(2.6)	-8%
TALX	24.9	24.4%	18.9	21.1%	6.0	32%
North America Personal Solutions	11.7	30.9%	10.2	28.1%	1.5	15%
North America Commercial Solutions	8.0	32.3%	7.5	34.0%	0.5	7%
General Corporate Expense	(34.0)	nm	(43.5)	nm	9.5	22%
Total operating income	$109.7	22.8%	$82.9	19.1%	$26.8	32%

(in millions)	Twelve Months Ended December 31,
		Operating		Operating
	2010	Margin	2009	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$269.8	36.3%	$259.4	36.4%	$10.4	4%
International	119.4	24.7%	118.9	27.1%	0.5	0%
TALX	92.1	23.3%	75.4	21.8%	16.7	22%
North America Personal Solutions	44.6	28.3%	34.3	23.0%	10.3	30%
North America Commercial Solutions	19.5	24.2%	15.1	21.7%	4.4	29%
General Corporate Expense	(115.4)	nm	(121.3)	nm	5.9	5%
Total operating income	$430.0	23.1%	$381.8	22.3%	$48.2	13%

nm - not meaningful
* Reflects percentage change in revenue conforming 2010 results using 2009 exchange rates.

Common Questions & Answers (Unaudited)
(Dollars in millions)

2.    What drove the fluctuation in the effective tax rate?
Our effective tax rate was 33.5% for the three months ended December 31, 2010 up from 18.2% for the same period in 2009 due primarily to the recognition of a $7.3 million income tax benefit during the fourth quarter of 2009 related to our ability to utilize foreign tax credits beyond 2009.

3.     Can you provide depreciation and amortization by segment?
Depreciation and amortization are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
U.S. Consumer Information Solutions	$11.0	$9.9	$41.4	$35.4
International	6.7	6.1	25.6	23.2
TALX	17.3	16.2	67.9	62.6
North America Personal Solutions	1.4	1.3	5.4	4.8
North America Commercial Solutions	1.6	1.5	6.2	5.8
General Corporate Expense	4.0	3.5	15.7	13.4
Total depreciation and amortization	$42.0	$38.5	$162.2	$145.2

4.     What was the currency impact on the foreign operations?
The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended December 31, 2010
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$1.2	4%	$0.5	4%
Canada Commercial	0.3	4%	0.1	4%
Europe	(1.7)	-5%	(0.4)	-5%
Latin America	1.2	2%	0.1	1%

	Twelve Months Ended December 31, 2010
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$10.6	11%	$4.2	10%
Canada Commercial	2.3	10%	0.9	10%
Europe	(3.2)	-2%	(0.8)	-3%
Latin America	14.3	7%	1.4	2%

5.	What are the 2009 and 2008 quarterly revenue and operating income impacts of the discontinued operations on the U.S. Consumer Information Solutions segment?

	U.S. Consumer Information Solutions
	Operating Revenue		Operating Income		Operating Margin
	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted
Q1 2009	$210.0	$183.6	$75.5	$69.7	36%	38%
Q2 2009	211.0	184.7	74.3	69.1	35%	37%
Q3 2009	200.7	173.8	69.4	63.1	35%	36%
Q4 2009	199.0	170.1	66.0	57.5	33%	34%
2009	$820.7	$712.2	$285.2	$259.4	35%	36%

Q1 2008	$233.2	$202.7	$90.1	$81.8	39%	40%
Q2 2008	228.6	198.0	86.9	77.9	38%	39%
Q3 2008	220.6	190.8	84.2	75.3	38%	39%
Q4 2008	208.4	177.2	75.9	63.9	36%	36%
2008	$890.8	$768.7	$337.1	$298.9	38%	39%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.
Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense, restructuring charge and income tax benefit:

	Three Months Ended
	December 31,
	2010	2009	$ Change	% Change

Net income from continuing operations attributable to Equifax	62.2	54.9	7.3	13%
Restructuring charge, net of tax (1)	-	10.4	(10.4)	nm
Income tax benefit (2)	-	(7.3)	7.3	nm
Net income from continuing operations attributable to Equifax, adjusted for restructuring charge and income tax benefit	62.2	58.0	4.2	7%
Acquisition-related amortization expense, net of tax	14.7	13.6	1.1	8%
Net income from continuing operations attributable to Equifax, adjusted for restructuring charge, income tax benefit and acquisition-related amortization expense	$76.9	$71.6	$5.3	7%
Diluted EPS from continuing operations attributable to Equifax, adjusted for restructuring charge, income tax benefit and acquisition-related amortization expense	$0.62	$0.56	$0.06	10%
Weighted-average shares used in computing diluted EPS	124.9	127.5

	Twelve Months Ended
	December 31,
	2010	2009	$ Change	% Change

Net income from continuing operations attributable to Equifax	235.2	217.8	17.4	8%
Restructuring charge, net of tax (1)	-	15.8	(15.8)	nm
Income tax benefit (2)	-	(7.3)	7.3	nm
Net income from continuing operations attributable to Equifax, adjusted for restructuring charge and income tax benefit	235.2	226.3	8.9	4%
Acquisition-related amortization expense, net of tax	57.2	51.2	6.0	12%
Net income from continuing operations attributable to Equifax, adjusted for restructuring charge, income tax benefit and acquisition-related amortization expense	$292.4	$277.5	$14.9	5%
Diluted EPS from continuing operations attributable to Equifax, adjusted for restructuring charge, income tax benefit and acquisition-related amortization expense	$2.31	$2.17	$0.14	6%
Weighted-average shares used in computing diluted EPS	126.5	127.9

nm - not meaningful
(1) Restructuring charge includes $16.4 million of primarily severance expense in the fourth quarter of 2009 and $8.4 million of severance expense in the first quarter of 2009.  See the Notes to this reconciliation for additional detail.
(2) We recorded a $7.3 million income tax benefit during the fourth quarter of 2009 related to our ability to utilize foreign tax credits beyond 2009.  See the Notes to this reconciliation for additional detail.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B.	Reconciliation of operating income to adjusted operating income, excluding restructuring charge, and presentation of adjusted operating margin:

	Three Months Ended
	December 31,
	2010	2009	$ Change	% Change

Revenue	$482.0	$435.4	$46.6	11%
Operating income	$109.7	$82.9	$26.8	32%
Restructuring charge (1)	-	16.4	(16.4)	nm
Adjusted operating income, excluding restructuring charge	$109.7	$99.3	$10.4	10%
Adjusted operating margin	22.8%	22.8%

	Twelve Months Ended
	December 31,
	2010	2009	$ Change	% Change

Revenue	$1,859.5	$1,716.0	$143.5	8%
Operating income	$430.0	$381.8	$48.2	13%
Restructuring charge (1)	-	24.8	(24.8)	nm
Adjusted operating income, excluding restructuring charge	$430.0	$406.6	$23.4	6%
Adjusted operating margin, excluding restructuring charge	23.1%	23.7%

nm - not meaningful
(1) Restructuring charge includes $16.4 million of primarily severance expense in the fourth quarter of 2009 and $8.4 million of severance expense in the first quarter of 2009.  See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP

Financial Measures

Restructuring Charge – During the fourth and first quarters of 2009, we recorded restructuring charges primarily related to severance expense of $16.4 million, pretax, ($10.4 million, net of tax) and $8.4 million, pretax, ($5.4 million, net of tax) respectively, in selling, general and administrative expenses on our Consolidated Statements of Income.  Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2010, as compared to 2009, since a charge of such an amount is not comparable among the periods.  This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income Tax Benefit – During the fourth quarter of 2009, we recorded a $7.3 million income tax benefit related to our ability to utilize foreign tax credits beyond 2009.  The income tax benefit was recorded in provision for income taxes on our Consolidated Statements of Income. Management believes excluding the income tax benefit from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2010, as compared to 2009, since income tax benefits of such material amounts are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense, restructuring charge and income tax benefit - We calculate this financial measure by excluding acquisition-related amortization expense and the 2009 restructuring charges, all net of tax, and the 2009 income tax benefit from the determination of net income attributable to Equifax in the calculation of diluted EPS.  These financial measures are not prepared in conformity with GAAP.  Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.

Adjusted operating income and operating margin, excluding restructuring charges - Management believes excluding the restructuring charges from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that impact comparability.